                                  EXHIBIT 99
                      RATIOS OF EARNINGS TO FIXED CHARGES

                    WHIRLPOOL CORPORATION AND SUBSIDIARIES

                             (dollars in millions)

                                                                Six Months Ended
                                                                  June 30, 1999
                                                                ----------------
Pretax earnings                                                 $          161.7

Portion of rents representative
   of the interest factor                                                    9.8

Interest on indebtedness                                                    85.2

Amortization of debt expense and
   premium                                                                    .3

WFC preferred stock dividend                                                 1.9
                                                                ----------------

       Adjusted income                                          $          258.9
                                                                ================

Fixed charges

     Portion of rents representative
      of the interest factor                                    $            9.8

     Interest on indebtedness                                               85.2

     Amortization of debt expense
      and premium                                                            0.3

     WFC preferred stock dividend                                            1.9
                                                                ----------------
                                                                $           97.2
                                                                ================

Ratio of earnings to
   fixed charges                                                            2.66
                                                                ================

Ratio of earnings to
   fixed charges at
     June 30, 1998                                                          3.00
                                                                ================

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